UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

Bright Mountain Media, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	000-54887	27-2977890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue Suite 2050
Boca Raton, Florida		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 561 998-2440

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2026, Bright Mountain Media, Inc., a Florida corporation (the “Company”), through its wholly owned subsidiary, CL Media Holdings LLC, a Delaware limited liability company (“CL Media”), entered into that certain Domain Name and Social Media Handles Purchase and Sale Agreement with Static Media, Inc. (“Static”), pursuant to which the Company sold, assigned, transferred, conveyed, and delivered to Static all right, title, and interest in and to the domain name “www.mom.com” (the “Domain Name”) and certain social media accounts related to the Domain Name for a purchase price of $1.1 million (the “Domain Name Sale”).

In connection with the closing of the Domain Name Sale, the Company was required to obtain the consent (the “CLP Consent”) of Centre Lane Partners Master Credit Fund II, L.P. (“Centre Lane Partners”) and the Lenders (as defined below) to the Domain Name Sale pursuant to that certain Amended and Restated Senior Secured Credit Agreement among the Company, the Company’s subsidiaries—CL Media, Bright Mountain LLC, MediaHouse, Inc., Deep Focus Agency LLC, and BV Insights LLC—the lenders party thereto (the “Lenders”), and Centre Lane Partners, as Administrative Agent and Collateral Agent, dated June 5, 2020, as amended (the “Credit Agreement”).

In addition to the consent of Centre Lane Partners and the Lenders to the Domain Name Sale, the CLP Consent included certain amendments to the Credit Agreement, including the following:

•
Within ten days of the closing of the Domain Name Sale, the Company agreed to prepay approximately $613,000 of the First Out Loans (as defined in the Credit Agreement) outstanding under the Credit Agreement from the proceeds of the Domain Name Sale, which prepayment shall be applied to the amortization payment due on the First Out Loans under the Credit Agreement on June 30, 2026 (the “June 2026 First Out Amortization Payment”) in full fulfillment of the June 2026 First Out Amortization Payment.
•
All other amounts due under the Credit Agreement on June 30, 2026, including the amortization payment due on the Second Out Loans (as defined in the Credit Agreement), will be paid-in-kind instead of paid in cash, which amounts represented approximately $1.0 million in the aggregate.

Aside from the foregoing, the CLP Consent did not amend or otherwise alter any other terms of the Credit Agreement. The terms and conditions of the CLP Consent are qualified in their entirety by reference to the CLP Consent, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	CLP Consent dated June 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Mountain Media, Inc.

Date:	June 16, 2026	By:	/s/ Ari Olgun
Ari Olgun Chief Financial Officer